NOTE #: _____

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER SUCH ACT. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND/OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                          (ALL AMOUNTS IN U.S. DOLLARS)

                              E.DIGITAL CORPORATION

                                 PROMISSORY NOTE


Note Date: May __, 2003                                        US $____________
San Diego, California

         FOR VALUE RECEIVED, e.Digital Corporation, the undersigned Delaware corporation (together with all successors, the "Company"), hereby promises to pay to _________________________, or order ("Noteholder") at
_____________________________, or at such other address as Noteholder may subsequently designate in writing to the Company, the principal sum of _____________________ Dollars ($______________), together with interest on unpaid principal as provided below.

         This Promissory Note (the "Note") is one of a duly authorized issue of the Company designated as May 2003 Promissory Notes (collectively, the "Notes") due June 30, 2004 and limited to the aggregate principal amount of $750,000.

         The following is a statement of the rights of the Noteholder and the conditions to which this Note is subject, and to which the Noteholder, by the acceptance of this Note, agrees:

          1. DEFINITIONS. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

                  1.1 "Company" includes any corporation, which shall succeed to or assume the obligations of the Company under this Note.

                  1.2 "Holder" or "Noteholder," when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

          2. PRINCIPAL AND INTEREST.


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                  2.1 The Company shall pay interest at the rate of twenty-four percent (24%) per annum, or the maximum rate permissible under the laws of the State of California relating to permissible rates of interest for commercial loans, whichever is less (the "Interest Rate") on the principal of this Note outstanding during the period beginning on the date of issuance of this Note and ending on the earlier to occur of (i) June 30, 2004, or (ii) when declared due and payable by the Holder upon the occurrence of an Event of Default (the "Maturity Date"). Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed and 30-day months for the actual number of months elapsed.

                  2.2 All principal and interest owing hereunder shall be paid as follows:

                           2.2.1 A monthly payment of interest only at the rate of one percent (1.0%) per month on the outstanding principal amount hereof shall be due and payable to Holder on the first business day following the end of each calendar month with the first such payment due and payable on July 1, 2003.
                           2.2.2 Deferred simple interest of one percent (1.0%) per month on the outstanding principal amount hereof shall be due and payable to the Holder at the Maturity Date (Deferred Interest).

                           2.2.3 All outstanding principal plus all accrued but unpaid interest and all Deferred Interest therein shall become due and payable on June 30, 2004, unless sooner accelerated, amended or prepaid in accordance with the provisions herein.

         3. An "Event of Default" shall occur if (a) the Company does not make any monthly interest payment on this Note when the same becomes due and payable and such default shall continue for a period of thirty (30) calendar days; or
(b) pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined), the Company: (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian (as hereinafter defined) of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company in an involuntary case; (B) appoints a Custodian of the Company or for all or substantially all of its property; or (C) orders the liquidation of the Company, and any such order or decree remains unstayed and in effect for a period of sixty (60) days. As used herein, the term "Bankruptcy Law" means Title 11 of the United States Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         4. If an Event of Default occurs and is continuing, the Noteholder, by written notice to the Company, may declare the then outstanding principal, Deferred Interest and accrued interest on this Note to be due and payable immediately.

         5. The Company may prepay this Note at any time and from time to time, in whole or in part, without premium or penalty. Any such prepayment shall be made pro rata to all such holders of this series of Notes. Upon payment in full of the principal amount of this Note and Deferred Interest and accrued interest thereon, the Noteholder shall surrender this Note for cancellation.

         6. In the event that the Company's assets are insufficient to satisfy the Holder of this Note and the holders of all other Notes issued contemporaneously or in connection with the offering of the Notes by the Company, the Company's available assets and any payments on an Event of Default shall be distributed pro rata to all such holders based on the total principal and interest then due to each such Holder.

         7. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this
Note is placed in the hands of attorneys for collection after an Event of Default, the Company agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorneys' fees and costs incurred by the Noteholder.

         8. Any notice, demand, consent or other communication hereunder shall be in writing addressed to the Company at its principal office or, in the case of the Noteholder, at the Noteholder's address appearing above, or


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to such other address as such party shall have theretofore furnished by like notice, and either served personally, sent by express, registered or certified first class mail, postage prepaid, sent by facsimile transmission, or delivered by reputable commercial courier. Such notice shall be deemed given (a) when so personally delivered, or (b) if mailed as aforesaid, five (5) days after the same shall have been posted, or (c) if sent by facsimile transmission, as soon as the sender receives written or telephonic confirmation that the message has been received and such facsimile is followed the same day by mailing by prepaid first class mail, or (d) if delivered by commercial courier, upon receipt.

         9. The Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of Noteholder in exercising any right hereunder shall operate as a waiver of such right or any other right.

         10. REPRESENTATIONS AND WARRANTIES OF THE HOLDER.

                   10.1 HOLDER BEARS ECONOMIC RISK. Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and can afford a complete loss of its investment. Holder must bear the economic risk of this investment indefinitely unless the Note is registered pursuant to the Securities Act or an exemption from registration is available. Holder understands that the Company has no present intention of registering the Note. Holder also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Holder to transfer all or any portion of the Note under the circumstances, in the amounts or at the times Holder might propose.

                   10.2 ACQUISITION FOR OWN ACCOUNT. Holder is acquiring the Note for Holder's own account for investment only, and not with a view towards their distribution.

                   10.3 HOLDER CAN PROTECT ITS INTEREST. Holder represents that it has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of the investment and has the ability to bear the economic risks of its investment, and by reason of its, or of its management's, business or financial experience, Holder has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, Holder is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

                   10.4 ACCREDITED INVESTOR. Holder represents that it is an accredited investor within the meaning of Section 501(a) of Regulation D under the Securities Act.

                   10.5 COMPANY INFORMATION. Holder has received and read the Company's Form 10-K Annual Report for the fiscal year ended March 31, 2002 and the Form 10-Q Quarterly Reports, including any amendments thereto, for the quarters ended June 30, 2002, September 30, 2002, December 31, 2002, and all other reports filed after March 31, 2002 through the date hereof with the Commission under the Securities Exchange Act of 1934, as amended. Holder has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

                   10.6 RULE 144. Holder acknowledges and agrees that the Note must be held indefinitely unless it is subsequently registered under the Securities Act or an exemption from such registration is available. Holder has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time.

                   10.7 RESIDENCE. If the Holder is an individual, then the Holder resides in the state, province or country identified in the address of the Holder set forth on the signature page hereto; if the Holder is a partnership, corporation, limited liability company or other entity, then the office or offices of the Holder in which its investment decision was made is located at the address or addresses of the Holder set forth on the signature page hereto.


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                   10.8 DISPOSITION OF NOTE. The Holder further agrees not to make any disposition of all or any part of the Note unless and until:

                            10.8.1 The Company shall have received a letter secured by the Holder from the Commission stating that no action will be recommended to the Commission with respect to the proposed disposition; or

                            10.8.2 The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Note under the Securities Act or any applicable state securities laws.

                   10.9 ADDITIONAL RESTRICTIONS ON TRANSFER. Registry books are kept at the office of the Company. The transfer of this Note must be registered on the registry of the Company. This Note must be surrendered for transfer at the office or agency of the Company, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, duly executed by the Holder hereof or its attorney-in-fact, duly authorized in writing. Thereafter, one or more new Notes, or authorized denominations, and for the same aggregate principal amount, shall be issued to the designated transferee or transferees. The parties intend that the interest earned under this Note shall be "portfolio interest" of an "obligation in registered form" for U.S. income tax purposes in accordance with IRC Sections 871(h) and 881(c) and Treasury Regulation Section 1.871-14.

         11. WAIVER AND AMENDMENT. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the holders of a majority of the face amount of all then outstanding Notes.

         12. NO STOCKHOLDER RIGHTS. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent, or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company.

         13. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between residents of such state entered into and to be performed entirely within such state.

         14. Severability. Each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Note.

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         IN WITNESS WHEREOF, the Company has executed this Note and has affixed hereto its corporate seal.

                                        E.DIGITAL CORPORATION,
                                        a Delaware corporation


                                        By:
                                           -------------------------------
                                           Alfred H. Falk
                                           Chief Executive Officer
Acknowledged and Agreed:

Holder:




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